Exhibit 99.B(m)(5)(A)

SHAREHOLDER SERVICE PLAN

ING INVESTORS TRUST

ING Investors Trust (the “Trust”), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with classes of the Trust’s separate series of shares (the “Series”) listed on the attached Schedule A, hereby appoints ING Funds Distributor, LLC (the “Shareholder Service Provider”) to provide shareholder services pursuant to this Shareholder Service Plan (the “Plan”).

1.                                       In consideration of the provision of shareholder services and/or account maintenance services to direct or indirect beneficial owners of shares of the single-class Series or shares of the the Service 2 Class or Service Class Shares of the multiple-class Series listed on Schedule A  (collectively, the “Service Shares”), the Trust shall pay the Shareholder Service Provider a fee periodically. Attached hereto as Schedule B is a list of certain types of services which are contemplated to be provided in accordance with this Plan.

2.                                       In consideration of the services under this Plan, the Trust agrees to pay the Shareholder Service Provider quarterly a service fee at an annual rate equal to twenty-five basis points (0.25%) of the average daily net asset value of the shares of each single-class Series and the Service 2 Class or Service Class Shares of each multiple-class Series. For purposes of computing the payment to the Shareholder Service Provider under this paragraph, the average daily net asset value of each Class of Shares each quarter shall be computed by totaling each Series’ holdings in that Class (Class Share net asset value multiplied by total number of Class Shares) on each business day during the quarter and dividing by the total number of business days during such period. The payment to the Shareholder Service Provider under this paragraph shall be calculated by the Trust at the end of each quarter and will be paid to the Shareholder Service Provider within thirty (30) days thereafter.

3.                                       The Trust shall pay the Shareholder Service Provider the total of the fees calculated for each Series for any period with respect to which such calculations are made within 45 days after the close of such period.

4.                                       The Trust reserves the right to withhold payment with respect to any Class of Shares purchased and redeemed or repurchased by the Trust within seven (7) business days after the date of our confirmation of such purchase.

5.                                       The Shareholder Service Provider shall furnish the Trust at least quarterly a written report as to (i) the amounts paid by the Shareholder Service Provider pursuant to this Plan, and (ii) the purposes for which such expenditures were made, as well as any other information as shall reasonably be requested by the Trustees.

6.                                       Neither the Shareholder Service Provider nor any of its employees or agents are authorized to make any representation concerning shares of the Trust except those contained in the then-current Prospectus or annual or semi-annual reports to shareholders for the Trust, and the Shareholder Service Provider shall have no authority to act as agent for the Trust outside the parameters of this Plan.

7.                                       The Plan may be terminated at any time without payment of any penalty by vote of a majority of the Independent Trustees (as that term is defined in the Prospectus for the Trust) on not more than sixty (60) days’ written notice.

8.                                       The Plan may not be assigned to any person who is not an affiliate of the Shareholder Service Provider without our written consent.

9.                                       The Shareholder Service Provider shall comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies.

10.                                 The Plan and any Schedule hereto may not be revised except by mutual written agreement between the parties and any material amendment to the Plan must be approved by a vote of a majority of the Independent Trustees. This Plan may be revised only upon 60 days’ written notice or upon such shorter notice as the parties may mutually agree.

11.                                 All communications to the Trust shall be sent to:

ING Investors Trust

7337 E. Doubletree Ranch Rd.

Scottsdale, AZ 85258

Attention:  Chief Counsel

Any notice to the Shareholder Service Provider shall be sent to:

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Rd.

Scottsdale, AZ 85258

Attention:  Chief Counsel

12.                                 This Plan shall be construed in accordance with the laws of the State of Delaware provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended or the rules or orders of the Securities and Exchange Commission thereunder, and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

Plan last amended on the following date:  November 9, 2007

SCHEDULE A

SCHEDULE OF SERIES

with respect to the

SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Bond Portfolio

Class
Multiple Class Series	Service	Service 2
ING AllianceBernstein Mid Cap Growth Portfolio
ING BlackRock Large Cap Growth Portfolio	X	X
ING BlackRock Large Cap Value Portfolio	X	X
ING Capital Guardian Small/Mid Portfolio	X	X
ING Capital Guardian U.S. Equities Portfolio	X	X
ING Disciplined Small Cap Value Portfolio	X	X
ING EquitiesPlus Portfolio	X	X
ING Evergreen Health Sciences Portfolio	X	X
ING Evergreen Omega Portfolio	X	X
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING FMRSM Large Cap Growth Portfolio	X	X
ING FMRSM Mid Cap Growth Portfolio	X	X
ING Franklin Income Portfolio	X	X
ING Global Real Estate Portfolio	X	X
ING Global Resources Portfolio	X	X
ING Global Technology Portfolio	X	X
ING International Portfolio	X	X
ING Janus Contrarian Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING JPMorgan Value Opportunities Portfolio	X	X
ING Julius Baer Foreign Portfolio	X	X
ING Legg Mason Partners All Cap Portfolio	X	X
ING Legg Mason Value Portfolio	X	X
ING LifeStyle Aggressive Growth Portfolio	X	X
ING LifeStyle Growth Portfolio	X	X
ING LifeStyle Moderate Growth Portfolio	X	X

Class
Multiple Class Series	Service	Service 2
ING LifeStyle Moderate Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	X
ING Liquid Assets Portfolio	X	X
ING Lord Abbett Affiliated Portfolio	X	X
ING MarketPro Portfolio	X	X
ING MarketStyle Growth Portfolio	X	X
ING MarketStyle Moderate Growth Portfolio	X	X
ING MarketStyle Moderate Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING Marsico International Opportunities Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Oppenheimer Main Street Portfolio®	X	X
ING PIMCO Core Bond Portfolio	X	X
ING PIMCO High Yield Portfolio	X	X
ING Pioneer Equity Income Portfolio	X	X
ING Pioneer Fund Portfolio	X	X
ING Pioneer Mid Cap Value Portfolio	X	X
ING Stock Index Portfolio	X
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING Templeton Global Growth Portfolio	X	X
ING UBS U.S. Allocation Portfolio	X	X
ING Van Kampen Equity Growth Portfolio	X	X
ING Van Kampen Global Franchise Portfolio	X	X
ING Van Kampen Growth and Income Portfolio	X	X
ING Van Kampen Real Estate Portfolio	X	X
ING VP Index Plus International Equity Portfolio	X	X
ING Wells Fargo Mid Cap Disciplined Portfolio	X	X
ING Wells Fargo Small Cap Disciplined Portfolio	X	X

Plan last amended on the following date:  November 9, 2007

SCHEDULE B

TO THE SHAREHOLDER SERVICE PLAN RELATING

TO ING INVESTORS TRUST

The types of shareholder services which may be compensated pursuant to the Plan include, but are not necessarily limited to, the following:

1.                                       Teleservicing support in connection with existing investments in the Portfolios;

2.                                       Delivery and responding to inquiries respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Portfolios;

3.                                       Facilitation of the tabulation of variable contract owners’ votes in the event of a meeting of Trust shareholders;

4.                                       The conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or the Shareholder Service Provider as may be reasonably requested;

5.                                       Provision of support services including providing information about the Trust and its Portfolios and answering questions respecting the Trust and its Portfolios, including questions respecting variable contract owners’ interest in one or more Portfolios; and

6.                                       Provision of other services as may be agreed to from time to time.